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                                                                    EXHIBIT 99.2

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

                 DEPOSITION SCIENCES APPOINTS KUMAR KHAJURIVALA
                       TO DIRECTOR OF PRODUCT DEVELOPMENT.

CLEVELAND, OHIO, JUNE 5, 2000--ADVANCED LIGHTING TECHNOLOGIES, INC. (NASDAQ:
ADLT) announced today that its Deposition Sciences subsidiary has appointed Kumar Khajurivala, former Vice President of Operations for Precision Optics Corporation, Inc. (POCI) of Boston, Massachusetts, to Director of Product Development.

Mr. Khajurivala has had a 24-year career of outstanding accomplishments in thin film optical filter design, process development and manufacturing. His expertise includes the design and development of 100 GHz band pass filters, and the design, development and manufacturing scale-up for several other WDM and DWDM components, including 200 GHz band pass filters. A major portion of his career was spent with POCI in R & D and operations management. Immediately prior to joining DSI, Mr. Khajurivala was POCI's Vice President of Operations.

An expert in narrow band pass optical thin film filter design, development, and manufacturing, Mr. Khajurivala has advanced degrees in Solid State Physics and Optical Engineering.

Mr. Khajurivala, commenting on his appointment, stated, "I am excited about DSI's diverse base of sophisticated optical coatings technology, and I look forward to joining its great team of experienced professionals. We are not only seeking to break through the 200 GHz band pass filter threshold but, more importantly, with the DSI team, develop MicroDyn as the leadership coating technology in the telecommunications industry."

In addition to Mr. Khajurivala, DSI's technical management team includes Dr. Norm Boling (Vice President of R & D, former technical executive at OCLI), Dr. Eric Krisl (Vice President of Corporate Engineering, former technical manager at
OCLI), Dennis Kitchens (Sr. Programs Manager, former technical manager at OCLI and Coherent), Dr. Bob Gray (Deposition Equipment Group Manager, former technical manager at OCLI), Dr. Don Rogers (Telecom Group Manager, former VP R & D Conductimer), and Dr. Mark George (CVD Technology Manager, former principal research engineer at Air Products and Chemicals, Inc.).

DSI, a wholly owned subsidiary of Advanced Lighting Technologies, Inc., is an advanced thin film coating company with a Telecommunications Business Unit in Santa Rosa, California. Current products include WDM filters, highly reflective films for DWDM applications, and optical fiber assemblies and micro-optics that reduce insertion losses in

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DWDM, metro, and optical switching systems. DSI's patented and proprietary coating equipment, advanced thin film processes, and measurement capabilities are used in many of these products and systems.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the timely development and market acceptance of new products, the timely and successful implementation of cost reduction and cash flow initiatives, the impact of the initiatives on relationships with customers, suppliers, and employees, the ability to provide adequate incentives to retain and attract key employees, the integration of acquired operations, the impact of competitive products and pricing, and other risks detailed from time to time in ADLT's EDGAR filings with the Securities and Exchange Commission. In particular, see "Risk Factors" in the Company's Form 10-K/A 3 for the fiscal year ended June 30, 1999. The Company's actual results could differ materially from those anticipated in these forward-looking statements.

Advanced Lighting Technologies, Inc. is an innovation-driven designer, manufacturer, and marketer of metal halide lighting products, including materials, system components, systems, and production equipment with operations and affiliates in North America, Europe, the Pacific Rim and Australia.

For further information, contact:

MaryAnne Carse
Investor Relations
Advanced Lighting Technologies, Inc.
440/836-7012
MaryAnne_Carse@ADLT.com